                                   Exhibit 4.1


                            CHECKPOINT SYSTEMS, INC.
                          DIRECTORS' COMPENSATION PLAN


1.       Purpose.
         -------

         The purpose of this Plan is to provide each eligible with the opportunity to select the form and timing of his or her Compensation.

2.       Eligibility.
         -----------

         Each Eligible Director shall be eligible to participate in this Plan.

3.       Definitions.
         -----------

         The following words and phrases shall have the meanings indicated, unless the context requires a different meaning:

                  (a) "Actual Shares" shall mean one share of the Company's common stock.

                  (b) "Beneficiary" shall mean the person(s) designated to receive the balance (if any) of an Eligible Director's Deferred Account and Phantom Share Account upon the death of the Eligible Director.

                  (c) "Board" shall mean the Board of Directors of the Company.

                  (d) "Code" shall mean the Internal Revenue Code of 1986, as amended.

                  (e) "Company" shall mean Checkpoint Systems, Inc., a Pennsylvania corporation.

                  (f) "Compensation" shall mean the cash compensation payable by the Company to an Eligible Director for his or her services as a member of the Board.

                  (g) "Deferred Account" shall mean a bookkeeping reserve account established in the books of the Company and maintained in accordance with Section 5, below, to record Compensation which an Eligible Director has elected to defer, plus earnings and minus losses thereon.

                  (h) Effective Date" shall mean May 4, 2000.

                  (i) "Election" shall mean the written election by an Eligible Director, pursuant to Section 4, below, with respect to the form and timing of the receipt of his or her Compensation.


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                  (j) "Eligible Director" shall mean any member of the Board who is entitled to Compensation for his services as a member of the Board.

                  (k) "Phantom Share Account" shall mean a bookkeeping reserve account established in the books of the Company and maintained in accordance with Section 6, below, to record Compensation which an Eligible Director has elected to defer and to convert to Phantom Shares.

                  (l) "Phantom Shares" shall mean bookkeeping credits representing the Company's obligation to distribute an equivalent number of Actual Shares to an Eligible Director.

                  (m) "Plan" shall mean this Checkpoint Systems, Inc. Directors' Compensation Plan.

                  (n) "Valuation Date" shall mean the last day of each calendar month, or such other more frequent dates as determined by the Company and communicated to Eligible Directors.

4.       Election.
         --------

         (a) Within 30 days following the Effective Date, or, in the case of an individual who becomes an Eligible Director after the Effective Date, within 30 days following the commencement of his or her service as an Eligible Director, each Eligible Director shall make his or her Election and deliver evidence thereof to the Company in the form attached hereto as Exhibit A, or in a form substantially similar to Exhibit A. Thereafter, each Eligible Director may modify or revoke his or her Election with respect to any calendar year at any time in advance of such calendar year.

         (b) Pursuant to his or her Election, an Eligible Director shall receive his or her Compensation as follows:

                  (i) in the form of a current cash payment;

                  (ii) in the form of a current distribution of Actual Shares having an aggregate value, as of the close of the New York Stock Exchange on the date on which he would have received a cash payment pursuant to (i), above, equal to the amount of such Compensation;

                  (iii) on a deferred basis, whereby the Eligible Director's Compensation shall be credited by the Company to his or her Deferred Account as of the date on which he would have received a cash payment pursuant to (i), above;

                  (iv) on a deferred basis, whereby a number of Phantom Shares equal to the number of Actual Shares having an aggregate value equal to one hundred twenty-five percent (125%) of the Eligible Director's Compensation, determined as of the close of the New York Stock Exchange on the last trading day of the calendar quarter with respect to which he would have received a cash payment pursuant to (i), above, shall be credited by the Company to his or her Phantom Share Account; or

                  (v) any combination of (i), (ii), (iii) and/or (iv), above.

         In the absence of an actual Election, the Eligible Director shall be deemed to have elected to receive all of his or her Compensation in the form set forth in (i), above.
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5.       Administration of the Deferred Account.
         --------------------------------------

         (a) As of each Valuation Date the Company shall credit each Eligible Director's Deferred Account with earnings (or losses) on the balance of the Deferred Account as of the immediately preceding Valuation Date in accordance with the earnings crediting options selected by the Eligible Director from the list of earnings crediting options made available by the Company for this purpose from time to time. The Company shall provide notice to the Eligible Director of any change to such earnings crediting options at least 30 days in advance of the change. The Eligible Director may allocate his or her Deferred Account balance among the earnings crediting options in whole percentages of not less than ten percent (10%). The rate of return, positive or negative, shall be based on the actual performance of the mutual fund(s) or other investment vehicle(s) designated by the Company as earnings crediting options and selected by the Eligible Director, as if the balance of the Account were actually invested in such fund(s) or other investment vehicle(s), net of asset based charges, including, without limitation, money management fees and fund administrative expenses.

         (b) The Company may, in its discretion, establish a trust for the purpose of accumulating assets to satisfy its obligations hereunder, or its obligations under this Plan and similar plans which it may establish for the benefit of members of the Board, or both members of the Board and employees of the Company. Such trust shall include such terms, restrictions and limitations as necessary to ensure that it will be treated as a "grantor trust" within the meaning of subpart E, part I, subchapter J, chapter 1, subtitle A of the Code, with respect to the Company.

6.       Administration of the Phantom Share Account.
         -------------------------------------------

         (a) An Eligible Director's Phantom Share Account shall be credited with Phantom Shares attributable to the Eligible Director's Election, and that number of additional Phantom Shares which would have been acquired with any cash dividend distributed with respect to a like number of Actual Shares as if such dividend been immediately reinvested in Actual Shares at the closing price as reported on the New York Stock Exchange on the date of payment of such dividend.

         (b) Appropriate adjustment shall be made to an Eligible Director's Phantom Share Account to reflect any stock dividend or other non-cash distribution with respect to Shares.
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7.       Distributions from Deferred Account and Phantom Share Account.
         -------------------------------------------------------------

         (a) All distributions from an Eligible Director's Deferred Account shall be in cash. All distributions from an Eligible Director's Phantom Share Account shall be in the form of Actual Shares. In no event shall any Actual Shares be distributed (other than Actual Shares attributable to cash dividends, stock dividends or other adjustments pursuant to Section 6(b), above) until the underlying Phantom Shares have been allocated to the Eligible Director's Phantom Share Account for at least six (6) months.

         (b) Subject to Section 7(a), above, upon termination of an Eligible Director's service as an Eligible Director, the balance of his or her Deferred Account and Phantom Share Account shall be distributed to the Eligible Director in one of the following optional forms of distribution, as he or she may elect in writing in the form attached hereto as Exhibit B, or in a form substantially similar to Exhibit B, subject to the approval of the Company:

                  (i) annual installments payable for a number of whole years specified by the Eligible Director, which number shall not exceed fifteen (15); or

                  (ii) a single lump sum distribution.

         Such election must be made at least one year prior to the Eligible Director's termination of service as an Eligible Director in order to be effective, and any modification or revocation of such election shall be effective only if made at least one year prior to termination. Distributions shall commence as soon as practical following termination of service; provided, however, that a timely election made pursuant to the preceding sentence may include an election by the Eligible Director to defer commencement of distributions until a date certain following his or her termination of service. If an election under this Section 7(b) is not timely made, the Eligible Director shall be deemed to have elected to receive distributions in the form of option
(i) over a period of fifteen (15) years.

         If distributions are to be made in installments, the amount of the first installment shall be equal to the balance of the Deferred Account and the Phantom Share Account as of the Valuation Date preceding the date of distribution of the first installment, divided by the number of whole years elected (or deemed elected) by the Eligible Director as the distribution period. The amount of an installment subsequent to the first installment, but prior to the final installment, shall be equal to the balance of the Deferred Account and the Phantom Share Account as of the Valuation Date preceding the date of distribution of that installment, divided by the number of remaining whole years within the distribution period. The final installment shall be equal to the balance of the Deferred Account and the Phantom Share Account. If the Eligible Director dies prior to the receipt of all installment distributions, the balance of the Deferred Account and the Phantom Share Account shall be distributed to his or her Beneficiary in a single lump sum. For purposes of the previous two sentences, the balance of the Deferred Account and the Phantom Share Account shall be the actual balance thereof as of the date of such distribution, without regard to any Valuation Date. Each distribution from the Phantom Share Account shall be rounded up so that it is based on the next whole number of Phantom Shares.

         (c) In the event of an Eligible Director's death prior to his termination of service, his Beneficiary shall receive the balance of the Eligible Director's Deferred Account and Phantom Share Account in a single lump sum as soon as practicable following the Eligible Director's death. For purposes of this Section 7(c), the balance of the Deferred Account and Phantom Share Account shall be the actual balance as of the date of payment, without regard to any Valuation Date.

         (d) Except in the case of an unforeseeable emergency, in no event shall any portion of an Eligible Director's Deferred Account or Phantom Share Account be distributed prior to the earliest of his or her termination of service as an Eligible Director, death, or termination of the Plan. For this purpose, "unforeseeable emergency" means an unanticipated emergency that is caused by an event beyond the control of the Eligible Director that is due to a sudden and unexpected illness or accident of the Eligible Director or his or her dependent, a loss of the Eligible Director's property due to casualty, or other similar extraordinary and unforeseeable circumstances, and that would result in severe financial hardship to the Eligible Director if early withdrawal were not permitted. The circumstances that will constitute an unforeseeable emergency will depend upon the facts of each case. For example, and not by way of limitation, the need to send the Eligible Director's child to college or the desire to purchase a home shall not constitute unforeseeable emergencies. If an Eligible Director experiences an unforeseeable emergency, an amount not in excess of the amount necessary to meet the emergency shall be distributed to the Eligible Director, upon his or her request, as soon as practicable thereafter, subject to the Eligible Director's ability to substantiate the occurrence of such emergency and the amount necessary to meet the emergency. In no event may a withdrawal be permitted to the extent that the Eligible Director's emergency may be relieved through reimbursement or compensation by insurance or otherwise, by liquidation of the Eligible Director's assets, or by cessation of deferrals of Compensation under this Plan.

         (e) Any amount distributed to an Eligible Director or Beneficiary under this Plan shall be subject to all applicable tax withholdings and other deductions mandated by law.

8.       Designation of Beneficiaries.
         ----------------------------

         (a) Each Eligible Director shall file with the Company a written designation, in the form attached hereto as Exhibit C, or in a form substantially similar to Exhibit C, of one or more persons as Beneficiary to receive the balance of the Participant's Deferred Account and Phantom Share Account upon his or her death. The Eligible Director may, from time to time, revoke or change his or her Beneficiary designation by filing a new designation with the Company. The last such designation received by the Company shall be controlling, provided, however, that no designation, change or revocation thereof, shall be effective unless received by the Company prior to the Eligible Director's death.

         (b) If no such Beneficiary designation is in effect at the time of the Eligible Director's death, or if no designated Beneficiary survives the Eligible Director, the payment of the amount, if any, payable under the Plan upon his or her death shall be made to the Eligible Director's surviving spouse; or if none, to his or her surviving children equally; or if none, to his or her estate.

9.       Amendment or Termination.
         ------------------------

         (a) The Board reserves the right at any time to amend or terminate the Plan in whole or in part, retroactively or prospectively, for any reason and without the consent of any individual Eligible Director or Beneficiary, provided that no such amendment may adversely affect the rights of an Eligible Director or a Beneficiary with respect to amounts credited to the Eligible Director's Deferred Account or Phantom Share Account prior to such amendment.

         (b) Upon termination of the Plan, the balance of each Eligible Director's Deferred Account and Phantom Share Account shall be distributed to the Eligible Director in a single lump sum, based on the value thereof as of the date of distribution and without regard to any Valuation Date.

10.      Miscellaneous.
         -------------

         (a) Nothing contained in the Plan shall give the Eligible Director the right to be retained in the service of the Company.

         (b) If the Company shall find that any person to whom any amount is payable under the Plan is unable to care for his affairs because of illness or accident, or is a minor, the Company may direct that any amount to which such person is entitled be paid to his or her spouse, a child, a relative, an institution maintaining or having custody of such person, or any other person deemed by the Company to be a proper recipient on behalf of such person otherwise entitled to payment. Any such payment shall be a complete discharge of the liability of the Plan and the Company therefor.

         (c) Except insofar as may otherwise be required by law, no amount payable at any time under the Plan shall be subject in any manner to alienation by anticipation, sale, transfer, assignment, bankruptcy, pledge, attachment, charge, encumbrance or garnishment by creditors of the Eligible Director or his Beneficiary, nor be subject in any manner to the debts or liabilities of any person, and any attempt to so alienate or subject any such amount, whether presently or thereafter payable, shall be void.

         (d) It is the intention of the Company that the Plan shall be unfunded for Federal income tax purposes.

         (e) All rights under this Plan shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania.



                                    * * * * *



         I, Neil D. Austin, Secretary of Checkpoint Systems, Inc., hereby certify that the foregoing Directors' Compensation Plan was approved at a duly convened meeting of the Board of Directors of Checkpoint Systems, Inc. on June 5, 2000.

                               EXHIBIT A: ELECTION



         Pursuant to the Checkpoint Systems, Inc. Directors' Compensation Plan (the "Plan"), I, _____________________________, hereby elect to receive my
Compensation in the manner set forth below (indicate percentage of Compensation next to each choice). I understand that all capitalized terms and phrases used in this Election form shall have the meanings set forth in the Plan.



         Quarterly Retainer

         ____%             current cash payment

         ____%             Actual Shares

         ____%             allocation to my Deferred Account

         ____%             allocation to my Phantom Share Account



         Attendance Fees

         ____%             current cash payment

         ____%             Actual Shares

         ____%             allocation to my Deferred Account

         ____%             allocation to my Phantom Share Account






-------------------------------------          ---------------------------------
(signature)                                    (date)

                      EXHIBIT B: DISTRIBUTION ELECTION FORM




         Pursuant to the Checkpoint Systems, Inc. Directors' Compensation Plan for (the "Plan"), I, _____________________________, hereby elect to receive distributions from the balance (if any) of my Deferred Account and Phantom Share Account under the Plan in the manner set forth below.

         [  ]     in a single lump sum commencing as soon as practicable
                  following my termination of service as an Eligible Director

         [  ]     in a single lump sum commencing as soon as practicable
                  following the later of my termination of service as an Eligible Director or ________ __, ____


         [  ]     in ____ annual installments (not more than 15) commencing as soon as practicable following my termination of service as an Eligible Director


         [  ]     in _____ annual installments (not more than 15) commencing as soon as practicable following the later of my termination of service as an Eligible Director or ________ __, ____



---------------------------------                      ------------------------
(signature)                                            (date)

                       EXHIBIT C: BENEFICIARY DESIGNATION

         Pursuant to the Checkpoint Systems, Inc. Directors' Compensation Plan, I, _____________________________, hereby designate the following person(s) or entity(ies) as beneficiary(ies) of any and all payments which may be made from the Plan by reason of my death and revoke all prior beneficiary designations under the Plan:

Primary Beneficiary I                          Primary Beneficiary II

Name:                                          Name:
      -------------------------------                ---------------------------

Address:                                       Address:




SSN/EIN:                                       SSN/EIN:
         ---------------------------                    ------------------------

Relationship:                                  Relationship:
              ----------------------                         -------------------

Percentage Interest:                %          Percentage Interest:            %
                     ---------------                                -----------

In the event of the death of Primary Beneficiary I, Contingent Beneficiary I shall succeed to the interest of Primary Beneficiary I.

In the event of death of Primary Beneficiary II (if any), Contingent Beneficiary II shall succeed to the interest of Primary Beneficiary II.

Contingent Beneficiary I                       Contingent Beneficiary II

Name:                                          Name:
      -------------------------------                ---------------------------

Address:                                       Address:





SSN/EIN:                                       SSN/EIN:
         ---------------------------                    ------------------------

Relationship:                                  Relationship:
              ----------------------                         -------------------

Percentage Interest:                %          Percentage Interest:            %
                     ---------------                                -----------



-------------------------------------          ---------------------------------
(signature)                                    (date)